CONFIDENTIAL

FORM OF
SHARE AWARD AGREEMENT
UNDER THE ENHANCED GROUP INC.
OMNIBUS INCENTIVE PLAN

Name of Grantee: [GRANTEE NAME]
No. of Shares: [# SHARES]
Grant Date: [GRANT DATE]
Pursuant to the Enhanced Group Inc. Omnibus Incentive Plan (the “Plan”), Enhanced Group Inc. (the “Company”) hereby grants the number of shares of the Company’s common stock, par value $0.0001 per share (each, a “Share”) listed above (the “Award”) to the grantee named above (the “Grantee”), subject to the terms set forth in this Award Agreement. Capitalized terms used but not defined in this Award Agreement will have the meaning specified in the Plan.
1.Fully Vested. The Shares are fully vested as of the Grant Date.
2.Lock-Up. From the Grant Date until November 8, 2026 (such period, the “Lock-Up Period”), the Grantee may not (a) sell, offer to sell, contract or agree to sell, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to any Share granted pursuant to the Award or (b) enter into any hedging, pledging, swap or other arrangement that transfers to another, or disposes of (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), any of the interests (including economic consequences of ownership) in any Share granted pursuant to the Award.
3.Acknowledgements. By the Grantee’s execution of this Award Agreement, the Grantee acknowledges and agrees that the grant of the Award fully satisfies the Company’s obligation with respect to [all][$●] of the prize money owed to the Grantee in connection with the Enhanced Games held on May 24, 2026 (the “Prize Money”). In addition, by the Grantee’s execution of this Award Agreement, the Grantee knowingly and voluntarily waives any and all claims that the Grantee (or the Grantee’s heirs, executors, administrators, successors and assigns) has or may have, whether known, unknown or unforeseen, arising in connection with the receipt of the Award in lieu of the Prize Money, including as a result of any decline in the trading price of the Shares during the Lock-Up Period.
4.Company Policies. By the Grantee’s execution of this Award Agreement, the Grantee acknowledges that, as a service provider to the Company Group, the Grantee is subject to all applicable Company policies, including the Company’s Insider Trading Policy.

5.Additional Provisions.
(a)Incorporation of Plan. This Award Agreement will be subject to and governed by all of the terms and conditions of the Plan, including, but not limited to, the dispute resolution provisions set forth in Section 3.16 of the Plan. By the Grantee’s execution of this Award Agreement, the Grantee acknowledges having received a copy of the Plan.
(b)Tax Withholding. In accordance with Section 3.2 of the Plan, in connection with the grant of the Award, (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to the Grantee whether or not pursuant to the Plan (including Shares otherwise deliverable), (ii) the Committee may require that the Grantee remit cash to the Company, or (iii) the Company may enter into any other suitable arrangements to withhold, in each case in the Company’s discretion, the amounts of such taxes, if any, to be withheld based on the individual tax rates applicable to the Grantee.
(c)Data Consent. By accepting the Award, the Grantee consents to the collection and processing of personal data related to the Grantee so that the Company Group can fulfill its obligations and exercise its rights under the Plan and generally administer and manage the Plan and the Award. This data will include, but may not be limited to: data about the Grantee’s participation in the Plan; data about Awards and Shares offered to, received by or purchased by the Grantee pursuant to the Plan; and other financial and personal data about the Grantee related to participation in the Plan.
(d)Entire Agreement. This Award Agreement and the Plan contain the entire agreement of the parties relating to the subject matter hereof and supersede any prior agreements or understandings with respect thereto.
(e)No Right to Continued Service or Future Awards. In accordance with Section 3.7 of the Plan, the Award does not confer upon the Grantee any right to continued service with the Company Group. In addition, the Award does not confer upon the Grantee any right to future Awards.

ENHANCED GROUP INC.

By:
Name:
Title:

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By executing this Award Agreement, the Grantee hereby agrees to all of the terms and conditions set forth herein and in the Plan.

Dated:
Grantee

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